Exhibit 99.1

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
Michael Messina – Director of Finance
investors@pfholdingscorp.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

ProFrac Holding Corp. Reports First Quarter 2024

Financial and Operational Results

WILLOW PARK, TX – May 9, 2024 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its first quarter ended March 31, 2024.

First Quarter 2024 Results

•	Total revenue grew approximately 19% sequentially to $581.5 million over the fourth quarter revenue of 2023

•	Net income was $3.0 million compared to a net loss of $96.5 million in the fourth quarter of 2023

•	Adjusted EBITDA(1) grew approximately 46% sequentially over the fourth quarter to $159.7 million

•	Net cash provided by operating activities grew approximately 85% sequentially over the fourth quarter to $79.1 million

•	Capital expenditures totaled $59.9 million

•	Free cash flow(2) grew 102% sequentially to $25.8 million

Matt Wilks, ProFrac’s Executive Chairman, stated, “We are very pleased with our first quarter results, which demonstrate meaningful progress on the strategic initiatives we began emphasizing in the back half of 2023. ProFrac’s greater scale, utilization and efficiencies are demonstrated by lower costs and higher profitability. As we outlined on our previous earnings call and as shown by these results, we deployed a substantial number of fleets in a disciplined manner during the first quarter.”

Outlook

In the Stimulation Services segment, the Company anticipates pricing to remain steady. Because of our superior cost structure and operating leverage, we continue to see opportunities to further improve profitability per fleet.

In the Proppant Production segment, volumes and profitability are expected to improve as we see third party volumes expand alongside our stimulation services segment volumes.

Business Segment Information

The Stimulation Services segment generated revenues of $517.3 million in the first quarter of 2024, which resulted in $125.0 million of Adjusted EBITDA.

The Proppant Production segment generated revenues of $77.7 million in the first quarter of 2024, which resulted in $28.4 million of Adjusted EBITDA. Approximately 31% of the Proppant Production segment’s revenue was intercompany.

The Manufacturing segment generated revenues of $43.5 million in the first quarter of 2024, which resulted in $4.4 million of Adjusted EBITDA. Approximately 78% of the Manufacturing segment’s revenue was intercompany.

Our Other Business Activities generated revenues of $41.7 million in the first quarter of 2024, which resulted in $3.6 million of Adjusted EBITDA. The Other Business Activities solely relate to the results of Flotek.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $59.9 million in the first quarter, an increase sequentially, due to fleet deployments during the quarter and other growth-related initiatives including fleet upgrades and mine optimization.

For the full year 2024, the Company still expects to incur maintenance-related capital expenditures of between $150 million and $200 million. Growth-related capital expenditures across all segments are expected to remain approximately $100 million in 2024, as the Company continues to monitor market conditions, industry dynamics and customer demand to appropriately align spending levels and growth initiative timelines. Currently, growth capital expenditures for 2024 are expected to be primarily related to mine improvements and frac fleet upgrades.

Balance Sheet and Liquidity

Total net debt outstanding as of March 31, 2024 was $1.06 billion, a decrease of approximately $26 million from the fourth quarter.

Total cash and cash equivalents as of March 31, 2024 was $28.3 million, of which $5.2 million was related to Flotek and not accessible by the Company.

As of March 31, 2024 the Company had $166.9 million of liquidity, including approximately $23.1 million in cash and cash equivalents, excluding Flotek, and $143.8 million of availability under its asset-based credit facility.

Footnotes

(1)	Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.
(2)	Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, May 9, 2024 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 412-902-0030 and ask for the ProFrac Holding Corp. call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://ir.pfholdingscorp.com/news-events/ir-calendar. A telephonic replay of the conference call will be available through May 16, 2024 and may be accessed by calling 201-612-7415 and using passcode 13745998#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production ("E&P") of North American unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies' most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce "greenhouse gas" emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. ProFrac Corp. operates in three business segments: stimulation services, proppant production and manufacturing. For more information, please visit ProFrac’s website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; the Company’s expectations about price fluctuations, and macroeconomic conditions impacting the industry; competitive conditions in the industry; the Company’s ability to increase the utilization of its mining assets and lower our mining costs per ton; success of the Company’s ongoing strategic initiatives; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2024 financial and operational results; the Company’s ability to earn its targeted rates of return; pricing of the Company’s services in light of the prevailing market conditions; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity and debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; expectations regarding pricing per ton range; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2024 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2024. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and should not be considered as a substitute for net income (loss) or net cash from operating activities, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA and Free Cash Flow are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment.

We view Adjusted EBITDA and Free Cash Flow as important indicators of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax provision, (iii) depreciation, depletion and amortization, (iv) loss on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as reorganization costs, stock compensation expense and other costs related to our initial public offering, certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investment, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, and acquisition earn-out adjustments. We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

We believe that our presentation of Adjusted EBITDA and Free Cash Flow will provide useful information to investors in assessing our financial condition and results of operations.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	March 31	Dec. 31
(In millions)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$28.3	$25.3
Accounts receivable, net	381.8	346.1
Accounts receivable — related party, net	11.9	6.8
Inventories	219.8	236.6
Prepaid expenses and other current assets	22.8	23.3
Total current assets	664.6	638.1
Property, plant, and equipment, net	1,689.8	1,779.0
Operating lease right-of-use assets, net	77.7	87.2
Goodwill	342.3	325.9
Intangible assets, net	164.7	173.5
Investments	30.4	28.9
Deferred tax assets	0.1	0.3
Other assets	37.4	37.8
Total assets	$3,007.0	$3,070.7

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$281.8	$319.0
Accounts payable — related party	16.6	21.9
Accrued expenses	89.0	65.6
Current portion of long-term debt	136.4	126.4
Current portion of operating lease liabilities	19.6	24.5
Other current liabilities	64.4	84.1
Other current liabilities — related party	15.8	7.4
Total current liabilities	623.6	648.9
Long-term debt	895.1	923.5
Long-term debt — related party	17.1	18.6
Operating lease liabilities	63.2	67.8
Tax receivable agreement liability	64.8	68.1
Other liabilities	9.6	15.2
Total liabilities	1,673.4	1,742.1

Mezzanine equity:
Series A preferred stock	59.9	58.7

Stockholders' equity:
Preferred stock	—	—
Class A common stock	1.5	1.5
Additional paid-in capital	1,227.2	1,225.4
Accumulated deficit	(15.4)	(16.0)
Accumulated other comprehensive income	0.3	0.3
Total stockholders' equity attributable to ProFrac Holding Corp.	1,213.6	1,211.2
Noncontrolling interests	60.1	58.7
Total stockholders' equity	1,273.7	1,269.9
Total liabilities, mezzanine equity, and stockholders' equity	$3,007.0	$3,070.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2024	2023	2023
Total revenues	$581.5	$489.1	$857.5

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	373.7	323.0	545.9
Selling, general, and administrative	50.6	59.3	77.9
Depreciation, depletion and amortization	112.8	107.7	110.3
Acquisition and integration costs	0.2	1.7	12.3
Other operating expense, net	4.3	11.7	4.4
Total operating costs and expenses	541.6	503.4	750.8

Operating income (loss)	39.9	(14.3)	106.7

Other income (expense):
Interest expense, net	(37.6)	(38.8)	(34.9)
Gain (loss) on extinguishment of debt	(0.8)	(37.6)	4.1
Other income (expense), net	1.8	(14.2)	(9.4)
Income (loss) before income taxes	3.3	(104.9)	66.5
Income tax benefit (expense)	(0.3)	8.4	(6.7)
Net income (loss)	3.0	(96.5)	59.8
Less: net (income) loss attributable to noncontrolling interests	(1.2)	(1.4)	4.2
Less: net income attributable to redeemable noncontrolling interests	—	—	(42.0)
Net income (loss) attributable to ProFrac Holding Corp.	$1.8	$(97.9)	$22.0
Net income (loss) attributable to Class A common shareholders	$0.6	$(99.1)	$22.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2024	2023	2023
Cash flows from operating activities:
Net income (loss)	$3.0	$(96.5)	$59.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	112.8	107.7	110.3
Amortization of acquired contract liabilities	(16.5)	(16.5)	(8.1)
Stock-based compensation	2.1	2.5	13.1
Loss (gain) on disposal of assets, net	(1.4)	(1.4)	1.5
Non-cash loss (gain) on extinguishment of debt	0.8	21.5	(4.1)
Amortization of debt issuance costs	3.2	5.5	6.1
Acquisition earnout adjustment	—	—	(3.0)
Unrealized loss (gain) on investments, net	(1.2)	14.4	9.7
Deferred tax expense (benefit)	0.2	(4.9)	—
Other non-cash items, net	—	(0.1)	0.1
Changes in operating assets and liabilities:	(23.9)	10.5	48.1
Net cash provided by operating activities	79.1	42.7	233.5

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	2.0	(443.6)
Investment in property, plant & equipment	(59.9)	(33.1)	(83.2)
Proceeds from sale of assets	6.6	3.2	1.0
Other investments	—	(0.5)	—
Net cash used in investing activities	(53.3)	(28.4)	(525.8)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	885.3	320.0
Repayments of long-term debt	(37.5)	(842.8)	(18.2)
Borrowings from revolving credit agreements	501.1	355.9	406.7
Repayments of revolving credit agreements	(485.2)	(369.8)	(363.0)
Payment of debt issuance costs	(1.1)	(43.4)	(18.4)
Tax withholding related to net share settlement of equity awards	(0.1)	—	—
Net cash provided by (used in) financing activities	(22.8)	(14.8)	327.1

Net increase (decrease) in cash, cash equivalents, and restricted cash	3.0	(0.5)	34.8
Cash, cash equivalents, and restricted cash beginning of period	25.3	25.8	37.9
Cash, cash equivalents, and restricted cash end of period	$28.3	$25.3	$72.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2024	2023	2023
Net income (loss)	$3.0	$(96.5)	$59.8

Interest expense, net	37.6	38.8	34.9
Depreciation, depletion and amortization	112.8	107.7	110.3
Income tax expense (benefit)	0.3	(8.4)	6.7
Loss (gain) on disposal of assets, net	(1.4)	(1.4)	1.5
Loss (gain) on extinguishment of debt	0.8	37.6	(4.1)
Acquisition earnout adjustment	—	—	(3.0)
Stock-based compensation	2.1	2.5	2.9
Stock-based compensation related to deemed contributions	—	—	10.2
Provision for credit losses, net of recoveries	—	—	0.1
Impairment of long-lived assets	—	2.5	—
Severance charges	0.7	—	—
Acquisition and integration costs	0.2	1.7	12.3
Litigation expenses and accruals for legal contingencies	4.8	10.6	5.8
Unrealized loss (gain) on investments, net	(1.2)	14.4	9.7
Adjusted EBITDA	$159.7	$109.5	$247.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2024	2023	2023
Revenues
Stimulation services	$517.3	$403.3	$790.2
Proppant production	77.7	92.9	82.2
Manufacturing	43.5	34.1	67.1
Other	41.7	43.5	49.2
Total segments	680.2	573.8	988.7
Eliminations	(98.7)	(84.7)	(131.2)
Total revenues	$581.5	$489.1	$857.5

Adjusted EBITDA
Stimulation services	$125.0	$58.0	$205.7
Proppant production	28.4	44.9	41.3
Manufacturing	4.4	1.8	8.0
Other	3.6	4.8	(7.9)
Total segments	161.4	109.5	247.1
Eliminations	(1.7)	—	—
Total adjusted EBITDA	$159.7	$109.5	$247.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	March 31	Dec. 31
(In millions)	2024	2023
Current portion of long-term debt	$136.4	$126.4
Long-term debt	895.1	923.5
Long-term debt — related party	17.1	18.6
Total debt	1,048.6	1,068.5

Plus: unamortized debt discounts, premiums, and issuance costs	36.5	39.4
Total principal amount of debt	1,085.1	1,107.9

Less: cash and cash equivalents	(28.3)	(25.3)
Net debt	$1,056.8	$1,082.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended
	March 31	Dec. 31
(In millions)	2024	2023
Net cash provided by operating activities	$79.1	$42.7

Investment in property, plant & equipment	(59.9)	(33.1)
Proceeds from sale of assets	6.6	3.2
Free cash flow	$25.8	$12.8